                                 SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                         SPINNAKER EXPLORATION COMPANY
 ----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:


 ----------------------------------------------------------------------------
2)  Aggregate number of securities to which transaction applies:


 ----------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


 ----------------------------------------------------------------------------
4)  Proposed maximum aggregate value of transaction:


 ----------------------------------------------------------------------------
5)  Total fee paid:


 ----------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:


 ----------------------------------------------------------------------------
2)  Form Schedule or Registration Statement No.:


 ----------------------------------------------------------------------------
3)  Filing Party:


 ----------------------------------------------------------------------------
4)  Date Filed:


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

                     [Spinnaker Exploration Company Logo]

                         SPINNAKER EXPLORATION COMPANY

                                Houston, Texas

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             Tuesday, May 7, 2002

To the Stockholders:

   The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Spinnaker Exploration Company (the "Company" or "Spinnaker") will be held on Tuesday, May 7, 2002, at 9:00 a.m., local time, at the DoubleTree Hotel at Allen Center, 400 Dallas Street at Bagby, Houston, Texas, for the following purposes:

  (1) To elect seven directors to serve until the 2003 Annual Meeting of Stockholders;

  (2) To ratify the selection of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002; and

  (3) To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

   The close of business on March 15, 2002 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

   You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          By Order of the Board of Directors

                                          /s/ ROBERT M. SNELL
                                          Robert M. Snell
                                          Secretary

April 10, 2002

                     [Spinnaker Exploration Company Logo]

                         SPINNAKER EXPLORATION COMPANY

                         1200 Smith Street, Suite 800
                             Houston, Texas 77002
                                (713) 759-1770

                               ----------------

                                PROXY STATEMENT

                               ----------------

                   SOLICITATION AND REVOCABILITY OF PROXIES

   The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting to be held on Tuesday, May 7, 2002, at 9:00 a.m., local time, at the DoubleTree Hotel at Allen Center, 400 Dallas Street at Bagby, Houston, Texas or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company ("Common Stock"). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about April 11, 2002.

   The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

   At the close of business on March 15, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 27,385,316 outstanding shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock. The Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present or represented by proxy. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present.

   The Company's annual report to stockholders for the year ended December 31, 2001, including financial statements, is being mailed with the enclosed proxy to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

                             ELECTION OF DIRECTORS
                                (Proposal One)

   Seven directors are to be elected at the Annual Meeting. The nominees for election as directors are Roger L. Jarvis, Sheldon R. Erikson, Jeffrey A. Harris, Michael E. McMahon, Howard H. Newman, Michael G. Morris and Michael E. Wiley. If elected, each director will serve until the Company's 2003 Annual Meeting of Stockholders and until his successor shall have been elected and qualified. Each of the nominees for director currently serves as a director of the Company. All of the directors are required to stand for election at the Annual Meeting because directors hold annual terms. The affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to elect a director. Accordingly, abstentions and "broker non-votes" would have the same effect as a vote against a director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

   Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

   The following table sets forth information as to each nominee regarding their name, age as of March 15, 2002, principal occupation, other directorships in certain companies held by them and the length of their continuous service as a director of the Company.

                                                                                 Director
        Nominees                 Principal Occupation and Directorships           Since   Age
        --------                 --------------------------------------          -------- ---
Roger L. Jarvis......... Chairman of the Board, President and Chief Executive      1996    48
                         Officer of the Company; Director, National-Oilwell,
                         Inc.

Jeffrey A. Harris....... Senior Managing Director, Warburg Pincus LLC; Partner,    1996    46
                         Warburg Pincus & Co.; Director, ECsoft Group plc,
                         Industri-Matematik International Corp. and Knoll, Inc.

Howard H. Newman........ Vice Chairman, Warburg Pincus LLC; Partner, Warburg       1996    54
                         Pincus & Co.; Director, ADVO, Inc., Cox Insurance
                         Holdings, Plc, EEX Corporation, Encore Acquisition
                         Company and Newfield Exploration Company

Michael E. McMahon...... Partner, RockPort Partners LLC                            1999    54

Sheldon R. Erikson...... Chairman of the Board, President and Chief Executive      2000    60
                         Officer, Cooper Cameron Corporation; Director, Layne
                         Christensen Co., NCI Building Systems, Inc., Petroleum
                         Equipment Suppliers Association and American Petroleum
                         Institute

Michael G. Morris....... Chairman of the Board, President and Chief Executive      2001    55
                         Officer, Northeast Utilities; Director, Institute of
                         Nuclear Power Operations, Nuclear Energy Institute,
                         Edison Electric Institute, Association of Edison
                         Illuminating Companies, American Gas Association,
                         Nuclear Electric Insurance Limited, Connecticut
                         Business & Industry Association and Webster Financial
                         Corporation

Michael E. Wiley........ Chairman of the Board, President and Chief Executive      2001    51
                         Officer, Baker Hughes Incorporated; Director, American
                         Petroleum Institute

   Each of the nominees has been engaged in the principal occupation set forth opposite his name for the past five years except as follows:

   Mr. McMahon was a Managing Director of Chase Securities, Inc. from July 1997 to June 1998. From October 1994 until July 1997, Mr. McMahon was a Managing Director of Lehman Brothers.

   Mr. Morris was President and Chief Executive Officer of Consumers Energy Company, a subsidiary of CMS Energy Corporation, from 1994 to 1997.

   Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company (ARCO) from 1998 through May 2000. Prior to 1998, Mr. Wiley served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc.

Directors' Meetings and Committees of the Board of Directors

   The Board of Directors held five meetings during 2001 and executed two unanimous consents in lieu of meetings. During 2001, each of the directors, except Mr. Erikson, attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that such director served as a director and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served during the period that such director so served. The Board of Directors has the following standing committees:

   Audit Committee. The Audit Committee, which consists of Messrs. McMahon, Morris and Wiley, met six times during 2001. Mr. McMahon serves as Chairman of the Audit Committee. All current members of the Audit Committee are independent as defined by the listing standards of the New York Stock Exchange. The Audit Committee is responsible for:

  .  overseeing the quality of quarterly and annual financial reporting;

  . selecting, evaluating and, where appropriate, replacing the independent public accountants and ensuring their independence;

  . consulting with the independent public accountants regarding the plan of audit, the report on the audit, the scope of their work and the quality of their performance;

  . reviewing significant developments in accounting rules, issues involving judgment and affecting quality, proposed changes in methods of accounting or consolidated financial statements and adequacy of internal accounting controls;

  . reviewing the selection, application and disclosure of critical accounting policies and having proactive discussions with management and the independent public accountants about these critical accounting policies;

  . overseeing and improving the process through which the Company identifies and controls business and financial reporting risks;

  . reviewing internal control systems intended to ensure the reliability of financial reporting and compliance with applicable laws and regulations; and

  . reviewing the establishment and maintenance of an environment that promotes ethical behavior and compliance with policies and procedures.

   The Board of Directors adopted the Audit Committee Charter in 2000. The Audit Committee has performed its annual review and assessment of the Audit Committee Charter. A copy of the Audit Committee Charter is attached hereto as Appendix A.

   Compensation Committee. The Compensation Committee, which consists of Messrs. Harris, Erikson and Wiley, met twice during 2001. Mr. Harris is the Chairman of the Compensation Committee. The Compensation Committee is responsible for:

  .  administering and granting awards under all equity plans;

  . reviewing the compensation of the Company's Chief Executive Officer and recommendations of the Chief Executive Officer as to appropriate compensation for the other executive officers and key personnel;

  .  examining periodically the Company's general compensation structure; and

  . supervising the Company's welfare and pension plans and compensation plans.

   Risk Management Committee. The Risk Management Committee, which consists of Messrs. Jarvis, Harris, McMahon and Morris, met twice during 2001. Mr. Jarvis is the Chairman of the Risk Management Committee. The Risk Management Committee is responsible for monitoring the hedging program and adherence to the hedging policy.

   The Board of Directors currently has no nominating committee or committee performing a similar function.

Compensation of Directors

   Prior to 2001, non-employee directors unaffiliated with Warburg, Pincus Ventures, L.P. ("Warburg") were granted options pursuant to the Company's equity plans to purchase 16,000 shares of Common Stock at fair market value, as defined, upon appointment to the Board of Directors, with 20 percent vesting on the date of grant and 20 percent vesting on each anniversary of the grant date. These directors were also awarded a variable number of options to purchase Common Stock at fair market value, as defined, annually on the date of previously-held annual meetings of stockholders, with 100 percent vesting on the date of grant.

   In May 2001, the Board of Directors adopted and approved the Director Compensation Plan, which includes the following provisions:

  . Upon appointment or election to the Board of Directors, each outside director of the Company shall receive options to purchase 20,000 shares of Common Stock under the terms of one of the Company's equity incentive plans then in effect with an exercise price equal to the fair market value of the Common Stock on the date of the grant. Each non-employee director of the Company unaffiliated with Warburg who received options to purchase shares of Common Stock prior to the adoption of the Director Compensation Plan received options to purchase an additional 4,000 shares of Common Stock. Such additional options to purchase 4,000 shares of Common Stock vested 20 percent on the date of the grant and will vest 20 percent on each anniversary of the date of the grant.

  . Each non-employee director of the Company unaffiliated with Warburg may select to receive either (i) annual director fees of $24,000 payable in quarterly installments of $6,000 or (ii) an option to purchase shares of Common Stock, granted on or about the date of each annual meeting of stockholders of the Company, equivalent to a payment of $24,000 using the Black-Scholes option pricing model as of the date of the grant. Such options will be awarded under the terms of one of the Company's equity plans then in effect with an exercise price equal to the fair market value of the Common Stock on the date of the grant. Such options to purchase shares of Common Stock shall vest 100 percent on the date of the grant.

  . Warburg has requested one allocation of each option grant under the Director Compensation Plan to be divided equally between Messrs. Harris and Newman for the ultimate benefit of Warburg.

  . Each non-employee director of the Company unaffiliated with Warburg will receive a meeting fee of $500.00. In addition, each non-employee director who also serves as a Committee Chairman will receive an additional $500.00 for each Committee meeting held outside a regular meeting of the Board of Directors. Warburg has requested that one allocation of meeting fees be paid to Mr. Harris for the ultimate benefit of Warburg. No compensation will be paid for executing a unanimous consent of directors.

   In 2001, the Compensation Committee granted options to directors under the Director Compensation Plan to purchase 74,000 shares of Common Stock as follows:

  .  4,000, 10,000, 4,000, 20,000, 10,000 and 20,000 options to purchase shares of Common Stock to Messrs. Erikson, Harris, McMahon, Morris, Newman and Wiley, respectively, with 20 percent vesting on the date of grant and 20 percent vesting on each anniversary of the grant date;

  .  1,200, 600, 1,200, 1,200, 600 and 1,200 options to purchase shares of
     Common Stock, to Messrs. Erikson, Harris, McMahon, Morris, Newman and Wiley, respectively, with 100 percent vesting on the date of grant.

   Non-employee directors are also reimbursed for out-of-pocket expenses incurred to attend board and committee meetings.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information, unless otherwise indicated, as of March 15, 2002, regarding beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially five percent or more of its outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers, (iii) each director and (iv) all executive officers and directors as a group.

                                                    Beneficial Ownership(4)
                                                    ---------------------------
             Name of Beneficial Owner                  Shares       Percent
             ------------------------               -------------- ------------
Warburg, Pincus Ventures, L.P. (1) (2).............      6,800,585       24.8%
FMR Corp. (3)......................................      1,614,540        5.9
Roger L. Jarvis....................................      1,057,093        3.7
William D. Hubbard.................................        245,297          *
Robert M. Snell....................................        104,223          *
L. Scott Broussard.................................         96,034          *
Kelly M. Barnes....................................        166,387          *
Sheldon R. Erikson.................................         14,500          *
Jeffrey A. Harris (2)..............................      6,805,185       24.8
Michael E. McMahon.................................         33,430          *
Michael G. Morris..................................          9,200          *
Howard H. Newman (2)...............................      6,805,185       24.8
Michael E. Wiley...................................          9,200          *
Executive officers and directors as a group
 (consisting of 13 persons) (2)....................      8,642,293       29.7

--------
 * Represents beneficial ownership of less than one percent.
(1) The stockholder is Warburg, Pincus Ventures, L.P. Warburg Pincus & Co. is the sole general partner of Warburg. Warburg is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, New York 10017.
(2) Messrs. Harris and Newman, directors of Spinnaker, are partners of Warburg Pincus & Co. Mr. Newman is Vice Chairman and Mr. Harris is Senior Managing Director of Warburg Pincus LLC. Of the total shares indicated as owned by Messrs. Harris and Newman, 6,800,585 shares are included because of their affiliation with the Warburg Pincus entities. Messrs. Harris and Newman disclaim beneficial ownership of all shares owned by the Warburg Pincus entities.
(3) The stockholder is FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. According to Schedule 13G, dated February 14, 2002, filed with the Securities and Exchange Commission jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, Mr. Johnson is Chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The
    Schedule 13G indicates that at December 31, 2001, (i) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 1,196,340 shares of Common Stock in its capacity as investment adviser to various registered investment companies (the "Fidelity Funds") (the power to vote such shares resides solely with the boards of trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp. (through its control of Fidelity) and the Fidelity Funds); (ii) Fidelity Management Trust Company ("Fidelity

   Management"), a bank that is wholly-owned by FMR Corp., was the beneficial owner of 318,200 shares of Common Stock (the power to vote and dispose of 318,200 of such shares resides with Mr. Johnson and FMR Corp. (through its control of Fidelity Management)); and (iii) Fidelity International Limited, an investment adviser to various investment companies of which Mr. Johnson is chairman but which is managed independently from FMR Corp., was the beneficial owner of 100,000 shares of Common Stock. FMR Corp. and Fidelity International Limited each disclaim beneficial ownership of Common Stock beneficially owned by the other.
(4) Pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or dispose of such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by Messrs. Jarvis, Hubbard, Barnes, Broussard, Snell, Erikson, Harris, McMahon, Morris, Newman and Wiley include 958,017, 222,176, 155,756, 94,079, 104,000, 14,500, 4,600, 15,100, 9,200, 4,600 and
    9,200 shares, respectively, that may be acquired by such persons within 60 days through the exercise of stock options. The shares owned by the executive officers and directors as a group include 1,683,899 shares that may be acquired by such persons within 60 days through the exercise of stock options.

Section 16 Requirements

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's review of the Section 16(a) filings that have been received by the Company, the Company believes that all filings required to be made under
Section 16(a) during 2001 were timely made.

                                  MANAGEMENT

   The following table sets forth certain information with respect to the executive officers of the Company as of March 15, 2002. The Company's executive officers serve at the discretion of the Board of Directors.

          Name           Age                           Position
          ----           ---                           --------
Roger L. Jarvis.........  48 Chairman of the Board, President and Chief Executive Officer
Robert M. Snell.........  46 Vice President, Chief Financial Officer and Secretary
William D. Hubbard......  58 Vice President--Exploration
L. Scott Broussard......  44 Vice President--Drilling and Production
Kelly M. Barnes.........  48 Vice President--Land
Jimmy W. Bennett........  55 Vice President--Systems Technology and Processing
Jeffrey C. Zaruba.......  37 Vice President, Treasurer and Assistant Secretary

   Roger L. Jarvis has served as President, Chief Executive Officer and Director of Spinnaker since 1996 and as Chairman of the Board of Spinnaker since 1998. From 1986 to 1994, Mr. Jarvis served in various capacities with King Ranch Inc. and its subsidiary, King Ranch Oil and Gas, Inc., including Chief Executive Officer, President and Director of King Ranch Inc. and Chief Executive Officer and President of King Ranch Oil and Gas, Inc., where he expanded its activities in the Gulf of Mexico. Mr. Jarvis is a director of National-Oilwell, Inc.

   Robert M. Snell has served as Vice President, Chief Financial Officer and Secretary of Spinnaker since December 2000. From 1983 to 2000, Mr. Snell served in various capacities with Bank of America and its predecessors, most recently as a Managing Director of Banc of America Securities LLC, focused on the energy sector.

   William D. Hubbard has served as Vice President--Exploration of Spinnaker since 1996. From 1992 to 1996, Mr. Hubbard served as Senior Vice President-- Exploration of Global Natural Resources Corporation and its affiliated corporations, where he was responsible for both onshore and offshore exploration.

   L. Scott Broussard has served as Vice President--Drilling and Production of Spinnaker since August 1999 after joining the Company as Operations Manager in 1998. From 1994 to 1998, Mr. Broussard served as Vice President and co-owner of HTK Consultants, Inc., an engineering consulting firm.

   Kelly M. Barnes has served as Vice President--Land of Spinnaker since 1997. From 1992 to 1997, Mr. Barnes served as Vice President--Land and Assistant Corporate Secretary of Global Natural Resources Corporation and its affiliated corporations.

   Jimmy W. Bennett has served as Vice President--Systems Technology and Processing of Spinnaker since May 2000. From 1997 to 2000, Mr. Bennett served as Spinnaker's Systems Manager. From 1991 to 1997, Mr. Bennett served as Systems Manager for King Ranch Oil and Gas, Inc.

   Jeffrey C. Zaruba has served as Vice President, Treasurer and Assistant Secretary of Spinnaker since May 2001 after joining the Company as Treasurer in August 1999. From 1992 to 1999, Mr. Zaruba served as Assistant Controller and held various financial and tax reporting positions with Cliffs Drilling Company, which merged with R&B Falcon Corporation in 1998.

Employment Agreements

   Mr. Jarvis entered into an employment agreement with Spinnaker effective December 20, 1996. The agreement provides that Mr. Jarvis will receive a minimum annual base salary equal to $250,000 or such amount as the Board of Directors may, in its sole discretion, determine from time to time. Under the agreement, Mr. Jarvis also may receive bonuses, at the discretion of the Board of Directors, and will be allowed to participate in all benefit plans offered by Spinnaker to similarly situated employees. Either the Board of Directors or Mr. Jarvis can terminate the employment agreement at any time. The initial term of the employment agreement ended on December 31, 2000. Under the terms of the agreement, it automatically became a year-to-year employment agreement. As a result, if his employment is not terminated before December 15, 2002, or on each year thereafter, the term of the agreement will automatically be extended for one additional year. In addition, if any payment or distribution by Spinnaker or its affiliates to Mr. Jarvis is subject to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), Spinnaker is required to compensate him for the amount of any excise tax imposed on any payments or distributions pursuant to Section 4999 of the Code and for any taxes imposed on that additional payment. Section 4999 of the Code addresses additional taxes payable in the event of a change in control of Spinnaker.

   Mr. Hubbard entered into an employment agreement with Spinnaker effective December 20, 1996. The agreement provides that Mr. Hubbard will receive a minimum annual base salary equal to $165,000 or such amount as the Board of Directors may, in its sole discretion, determine from time to time. Under the agreement, Mr. Hubbard also may receive bonuses, at the discretion of the Board of Directors, and will be allowed to participate in all benefit plans offered by Spinnaker to similarly situated employees. Either the Board of Directors or Mr. Hubbard can terminate the employment agreement at any time. The initial term of the employment agreement ended on December 31, 1998. Under the terms of the agreement, it automatically became a year-to-year employment agreement. As a result, if his employment is not terminated before December 15, 2002, or on each year thereafter, the term of the agreement will automatically be extended for one additional year.

   Mr. Barnes entered into an employment agreement with Spinnaker effective December 20, 1996. The agreement provides that Mr. Barnes will receive a minimum annual base salary equal to $110,000 or such amount as the Board of Directors may, in its sole discretion, determine from time to time. Under the agreement, Mr. Barnes also may receive bonuses, at the discretion of the Board of Directors, and will be allowed to participate in all benefit plans offered by Spinnaker to similarly situated employees. Either the Board of Directors or Mr. Barnes can terminate the employment agreement at any time. The initial term of the employment agreement ended on December 31, 1998. Under the terms of the agreement, it automatically became a year-to-year employment agreement. As a result, if his employment is not terminated before December 15, 2002, or on each year thereafter, the term of the agreement will automatically be extended for one additional year.

                            EXECUTIVE COMPENSATION

   The following table sets forth certain information for the years ended December 31, 2001, 2000 and 1999 with respect to the compensation of the Chief Executive Officer of the Company and each of its four other most highly compensated executive officers in 2001 (collectively, the "named executive officers"). All information presented in this section is restated to reflect the two-for-one split of the Common Stock effected in September 1999.

Summary Compensation Table

                                                   Long-Term
                                                  Compensation
                                                     Awards
                                                  ------------
                                     Annual
                                  Compensation     Securities
Name and Principal              -----------------  Underlying     All Other
Position                   Year  Salary  Bonus(1)   Options    Compensation(2)
------------------         ----  ------  -------- ------------ ---------------
Roger L. Jarvis........... 2001 $353,438 $450,000   200,000        $11,250
 Chairman of the Board,    2000  285,833  345,100    73,500         11,250
  President and            1999  265,000  134,000   236,529            750
  Chief Executive Officer

William D. Hubbard........ 2001 $207,867 $200,000    80,000        $11,250
 Vice President--          2000  182,292  134,138    25,000         11,250
  Exploration              1999  175,000   60,000    59,960            750

Robert M. Snell (3)....... 2001 $220,000 $154,000        --        $ 7,350
 Vice President, Chief     2000       --       --   250,000             --
  Financial Officer        1999       --       --        --             --
  and Secretary

L. Scott Broussard........ 2001 $182,419 $155,000    60,000        $11,250
 Vice President--Drilling  2000  155,250  110,228    25,000         10,065
  and Production           1999  137,700   62,100    23,798            750

Kelly M. Barnes........... 2001 $149,049 $130,000    60,000        $ 9,693
 Vice President--Land      2000  125,375   90,064    25,000          8,273
                           1999  118,000   41,300    63,593            750

--------
(1) Represents annual bonus earned for the fiscal year noted, even if such bonus was paid in the following year.
(2) The All Other Compensation column includes amounts contributed or accrued by the Company under the Spinnaker Exploration Company 401(k) Retirement Savings Plan ("401(k) Plan") and the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer.
(3) Mr. Snell was appointed Vice President, Chief Financial Officer and Secretary of Spinnaker effective December 26, 2000.

Stock Options Granted in 2001

                                                                    Potential Realizable
                                                                      Value at Assumed
                                                                   Annual Rates of Stock
                                                                   Price Appreciation for
                                     Individual Grants                Option Terms(3)
                         ----------------------------------------- ----------------------
                         Number of  % of Total
                         Securities  Options   Exercise
                         Underlying Granted to  Price
                           Options  Employees    Per    Expiration
          Name           Granted(1) in 2001(2)  Share      Date        5%         10%
          ----           ---------- ---------- -------- ---------- ---------- -----------
Roger L. Jarvis.........  200,000      16.1%    $37.55   05/08/11  $4,722,999 $11,969,006
William D. Hubbard......   32,800       2.6%     38.56   01/11/11     795,406   2,015,714
                           47,200       3.8%     37.55   05/08/11   1,114,628   2,824,685
Robert M. Snell.........       --        --         --         --          --          --
L. Scott Broussard......   24,600       2.0%     38.56   01/11/11     596,554   1,511,786
                           35,400       2.8%     37.55   05/08/11     835,971   2,118,514
Kelly M. Barnes.........   24,600       2.0%     38.56   01/11/11     596,554   1,511,786
                           35,400       2.8%     37.55   05/08/11     835,971   2,118,514

   The following table contains information concerning stock option grants in 2001.

--------
(1) The options expire ten years from the date of grant and vest 20 percent on the grant date and 20 percent on each anniversary of the grant date.
(2) The Board of Directors granted options to purchase 1,242,800 shares of Common Stock in 2001.
(3) Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of the Company's option plans governing termination of options upon employment termination, transferability or vesting.

Stock Option Exercises and Fiscal Year-End Values

   The following table contains certain information concerning stock options exercised during 2001 and the value of unexercised options at December 31, 2001.

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                        Options at          In-the-Money Options at
                           Shares                    December 31, 2001       December 31, 2001(2)
                          Acquired      Value    ------------------------- -------------------------
          Name           on Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Roger L. Jarvis.........   300,000   $10,575,000   903,317      298,712    $25,606,656  $4,203,999
William D. Hubbard......    60,000     2,143,710   229,976      102,984      6,315,468   1,219,410
Robert M. Snell.........        --            --   100,000      150,000      1,428,500   2,142,750
L. Scott Broussard......     2,000        68,703    71,518       83,080      1,783,443   1,123,082
Kelly M. Barnes.........    33,000     1,288,408   128,755       88,438      3,307,227   1,193,556

--------
(1) The value realized upon exercise of a stock option is equal to the difference between the price of the Common Stock as reported by the New York Stock Exchange on the date of exercise and the exercise price of the stock option multiplied by the number of shares acquired.
(2) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the Common Stock as reported by the New York Stock Exchange on December 31, 2001 of $41.16 per share and the exercise price of the stock option.

Transactions with Management and Others

   The Company paid $17.4 million in 2001 to affiliates of Baker Hughes Incorporated ("Baker Hughes"), an oilfield services company. Mr. Michael E. Wiley, a director of Spinnaker, serves as Chairman of the Board, Chief

Executive Officer and President of Baker Hughes. The Company paid $83,000 in 2001 to Cooper Cameron Corporation ("Cooper Cameron"), an oilfield services company. Mr. Sheldon R. Erikson, a director of Spinnaker, serves as Chairman of the Board, Chief Executive Officer and President of Cooper Cameron. The Company purchases oilfield goods, equipment and services from Baker Hughes, Cooper Cameron and other companies in the ordinary course of business. Spinnaker believes that these transactions are at arms-length and the charges and fees that it pays for such goods, equipment and services are competitive with the charges and fees of other companies providing oilfield goods, equipment and services to the oil and gas exploration and production industry.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors in 2001 consisted of Messrs. Harris, Erikson and Wiley. None of the members of the Compensation Committee served as an officer or employee of the Company, and none were formerly an officer of the Company or any of its subsidiaries. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Board of Directors or Compensation Committee.

   The Company paid $17.4 million in 2001 to affiliates of Baker Hughes. Mr. Michael E. Wiley, a director of Spinnaker, serves as Chairman of the Board, Chief Executive Officer and President of Baker Hughes. The Company paid $83,000 in 2001 to Cooper Cameron. Mr. Sheldon R. Erikson, a director of Spinnaker, serves as Chairman of the Board, Chief Executive Officer and President of Cooper Cameron. The Company purchases oilfield goods, equipment and services in the ordinary course of business. Spinnaker believes that these transactions are at arms-length and the charges and fees that it pays for such goods, equipment and services are competitive with the charges and fees of other companies providing oilfield goods, equipment and services to the oil and gas exploration and production industry.

Compensation Committee Report on Executive Compensation

   The Compensation Committee oversees the administration of compensation programs applicable to all employees of the Company, including its executive officers. Executive compensation is reviewed and approved annually by the Compensation Committee.

   The Compensation Committee seeks to encourage growth in the Company's oil and gas reserves and cash flow and to enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain committed, highly qualified personnel. To achieve those goals, the Compensation Committee believes that the compensation of all employees, including executive officers, should include the following components:

  . A base salary that is competitive with compensation offered by other oil and gas exploration and production enterprises similar to the Company.

  . Annual incentive compensation, based on Company performance and profitability, to reward achievement of Company objectives, individual responsibility and productivity, high quality work and impact on Company results.

  . Case-specific compensation plans to accommodate individual circumstances or non-recurring situations as required.

   Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation paid to its chief executive officer or four other most highly compensated executive officers if the compensation of any such officers exceeds $1.0 million in a particular year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. A portion of the Company's compensation is performance-based. The Company has structured portions of its performance-based compensation, including certain stock option grants, in a manner that excludes such compensation from the deduction limit.

   The Compensation Committee has not intended and does not currently intend to award compensation to any executive officer that would exceed the deduction limit of Section 162(m), but no assurance can be given that such limit will not be exceeded. In connection with its policies relating to executive compensation, the Compensation Committee considered the implications of
Section 162(m) along with the various other factors described elsewhere in this report in making its executive compensation determinations in 2001.

   Company Performance. The Company experienced significant growth rates in both production and reserves in 2001. Performance highlights in 2001 compared to 2000 included record:

  . Production of 53.1 billion cubic feet of gas equivalent ("Bcfe"), up 76 percent.

  . Proved reserves of 323.2 Bcfe, up 77 percent after production; reserve replacement was 365 percent of production.

  .  Revenues of $210.4 million, up 73 percent.

  .  Income from operations of $100.3 million, up 75 percent.

  .  Net income of $66.2 million, or $2.34 per diluted share, up 72 percent.

  . Cash flows from operating activities, before working capital changes, of $189.2 million, up 76 percent.

  .  Per unit lease operating expenses of $0.23, down 23 percent.

   Executive Compensation. Before taking the actions described in this report, the Compensation Committee thoroughly reviewed and discussed the Company's financial and operating results. A summary of the indicators deemed particularly relevant by the Compensation Committee are presented above. Specific actions taken by the Compensation Committee regarding executive compensation are summarized below.

   Base salary. The Compensation Committee evaluated peer group information in setting base salary levels. Annual salary adjustments for the Company's executive group are based on general levels of market salary increases, individual performance and the Company's overall financial and operating results, without any specific relative weight assigned to any of these factors.

   Incentive Bonus. Awards granted to the named executive officers in February 2002 for the 2001 performance period are presented under "Bonus" in the Summary Compensation Table. Such awards were based on level of responsibility, the Company's performance and on individual productivity, quality of work and impact on the Company's results. The Compensation Committee established awards for each executive after reviewing the recommendations of the Chief Executive Officer.

   Stock Option Awards. In January and May 2001, the Compensation Committee granted options to purchase 80,000, 60,000 and 60,000 shares of Common Stock to Messrs. Hubbard, Barnes and Broussard, respectively, to provide incentive with respect to the Company's future performance. Additionally, these awards have a meaningful retention component since 20 percent vest on the grant date and on each succeeding anniversary of the grant date.

   401(k) Plan. Under the 401(k) Plan, eligible employees may defer the maximum income allowed under current tax law. Salary deferrals are 100 percent vested. Effective January 1, 2000, the Company began matching employee contributions to the 401(k) Plan. The Company matches 100 percent of each participant's contributions, up to six percent of the participant's annual base salary, with Common Stock.

   Chief Executive Officer Compensation. As described above, the Company's executive compensation philosophy, including compensation of the Chief Executive Officer, is a competitive base salary and incentive compensation based upon the Company's performance. Specific actions taken by the Compensation Committee regarding Mr. Jarvis' compensation are summarized below.

   Base Salary. The Compensation Committee increased Mr. Jarvis' salary from $290,000 in 2000 to $362,500 effective February 16, 2001. The Compensation Committee considered operating and financial results for 2000 and the compensation received by chief executive officers of comparable companies in the oil and gas exploration and production industry.

   Incentive Bonus. The Compensation Committee approved a bonus of $450,000 to Mr. Jarvis for 2001, which was paid in February 2002. This award was based upon the Company's performance and his impact on the Company's results in 2001.

   Stock Option Awards. In May 2001, the Compensation Committee granted options to purchase 200,000 shares of Common Stock to Mr. Jarvis to provide incentive with respect to the Company's future performance. This award vests 20 percent on the grant date and on each succeeding anniversary of the grant date.

                                          Compensation Committee

                                          Jeffrey A. Harris
                                          Sheldon R. Erikson
                                          Michael E. Wiley

Report of the Audit Committee

March 1, 2002

To the Board of Directors:

   We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

   We have discussed with the independent public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

   We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the independent public accountants their independence.

   Based on the review and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          Audit Committee

                                          Michael E. McMahon
                                          Michael G. Morris
                                          Michael E. Wiley

Fiscal 2001 Audit Fee Summary

   During fiscal year 2001, Arthur Andersen LLP ("Andersen") provided services in the following categories and amounts:

   Audit Fees......................................................... $155,500
   Financial Information Systems Design and Implementation Fees....... $     --
   All Other Fees..................................................... $ 91,220

   All Other Fees include costs primarily related to federal and state income tax filings and registration statements. The Audit Committee has considered whether the provision of non-audit services by the Company's independent public accountants is compatible with maintaining auditor independence.

Stockholder Return Performance Presentation

   As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based upon the following assumptions:

  1. $100 was invested in Common Stock on September 29, 1999, and $100 was invested in each of the S&P 500 Index, the S&P 400 Oil/Gas--
     Exploration/Production Index and the New Peer Group (as defined below) on September 29, 1999 at the closing price on such date.

  2. The New Peer Group investment is weighted based on the market capitalization of each individual company within the applicable peer group at the beginning of the period and each year.

  3. Dividends are reinvested on the ex-dividend dates.

   The old industry peer group was comprised of the following: Basin Exploration, Inc., Chieftain International, Inc., The Houston Exploration Company, Newfield Exploration Company and Stone Energy Corporation. Considering the Company's growth and recent acquisitions of Basin Exploration, Inc. and Chieftain International, Inc. by other companies, the Company revised its peer group to include companies that it considers more representative because they are closer in size and scope of operations when compared to the Company. The new industry peer group (the "New Peer Group") is comprised of the following: Forest Oil Corp., The Houston Exploration Company, Newfield Exploration Company, Noble Affiliates, Inc., Pogo Producing Company, Stone Energy Corporation and Westport Resources Corporation.



                             [Graph appears here]

                                           09/29/99 12/31/99 12/31/00 12/31/01
                                           -------- -------- -------- --------
   Spinnaker Exploration Company..........   $100   $ 97.41  $293.09  $283.85
   S&P 500 Index..........................   $100   $111.73  $101.56  $ 89.49
   S&P 400 Oil/Gas-Exploration/Production
    Index.................................   $100   $ 85.81  $156.64  $147.37
   New Peer Group.........................   $100   $ 81.33  $142.41  $109.65

   The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Definitive Proxy Statement into any filing under the Securities

Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

   There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the performance graph. The Company will not make or endorse any predictions as to future stock performance.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (Proposal Two)

   The Audit Committee, under the authority granted to it by the Board of Directors, appointed KPMG LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2002.

   Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention or a broker non-vote would have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

   The Audit Committee annually considers and recommends to the Board of Directors the selection of the Company's independent public accountants. On April 5, 2002, the Audit Committee, under the authority granted to it by the Board of Directors, decided to dismiss Arthur Andersen LLP as Spinnaker's independent public accountants and engaged KPMG LLP to serve as Spinnaker's independent public accountants for 2002.

   Andersen's reports on the Company's consolidated financial statements for either of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

   During the Company's two most recent fiscal years and the period from January 1, 2002 through April 5, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in connection with Andersen's report; and during such period there were no "reportable events" of the kind listed in Item 304(a)(1)(v) of Regulation S-K.

   The Company provided Andersen with a copy of the foregoing disclosure and requested Andersen to furnish Spinnaker with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements by the Company in the foregoing disclosure and, if not, stating the respects in which it does not agree. Andersen's letter was filed as Exhibit
16.1 to the Company's Current Report on Form 8-K dated April 5, 2002.

   During the Company's two most recent fiscal years and through April 5, 2002, it did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

   In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent public accountants. The Board of Directors may terminate the appointment of KPMG LLP as the Company's independent public accountants without the approval of the stockholders of the Company whenever the Board of Directors deems such termination necessary or appropriate. A representative of KPMG LLP is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournments(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

   Any stockholder who wishes to submit a proposal for inclusion in the proxy material for the Company's 2003 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than November 26, 2002.

   In addition, the Company's Bylaws provide that only such business as is properly brought before the Annual Meeting will be conducted. For business to be properly brought before the meeting or for nominations of persons for election to the Board of Directors to be properly made at the Annual Meeting by a stockholder, notice must be received by the Secretary of the Company at the address indicated on the cover page not earlier than January 7, 2003 and not later than February 6, 2003.

   On request, the Secretary of the Company will provide detailed instructions for submitting proposals or nominations.

                                          By Order of the Board of Directors

                                          /s/ ROBERT M. SNELL
                                          Robert M. Snell
                                          Secretary

April 10, 2002

                                                                     Appendix A

                         SPINNAKER EXPLORATION COMPANY
                            AUDIT COMMITTEE CHARTER
                           OF THE BOARD OF DIRECTORS

Purpose

   The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Spinnaker Exploration Company ("Spinnaker") is responsible for providing independent and objective oversight of the accounting functions and internal controls of Spinnaker in order to enhance the quality of financial reporting. The primary purpose of the Audit Committee Charter ("Charter") is to document the scope of the Committee's responsibilities and how it carries out those responsibilities, including the structure, processes and membership requirements.

Scope of Responsibilities

 Oversight of Quarterly and Annual Financial Reporting

   The Committee shall consider relevance, reliability, comparability and clarity in its oversight of the quality of quarterly and annual financial reporting. The Committee shall engage in meaningful discussions with management and the independent public accountants about the quality, not just the acceptability, of financial reporting decisions and judgments.

   The Committee shall review with management and the independent public accountants annual consolidated financial statements and such other consolidated financial statements and information as the Committee so determines. Following the satisfactory completion of each year-end review, the Committee shall recommend to the Board the inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K.

 Independent Public Accountants

   The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent public accountants. The Committee shall recommend to the Board the firm to be employed by Spinnaker as its independent public accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of stockholders. The Committee shall evaluate the independent public accountants on an annual basis.

   The Committee is responsible for ensuring the independent public accountants periodically submit to the Committee a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any matters relating to the independent public accountants' independence and for recommending that the full Board take appropriate action to address the independent public accountants' independence.

 Audits

   The Committee's function is one of oversight and review, and it is not expected to audit Spinnaker, to define the scope of the audit, to control Spinnaker's accounting practices or to define the standards to be used in preparation of the consolidated financial statements. The Committee shall consult with the independent public accountants regarding the plan of audit. The Committee shall also review with the independent public accountants their report on the audit. The Committee shall maintain independent communication and information flow with the independent public accountants and actively review and assess the scope of their work and the quality of their performance.

 Accounting Principles

   The Committee shall review significant developments in accounting rules. The Committee shall also review with management and the independent public accountants issues involving judgment and affecting quality and significant proposed changes in Spinnaker's methods of accounting or consolidated financial statements.

 Critical Accounting Policies

   The Committee shall review the selection, application and disclosure of critical accounting policies and have proactive discussions with management and the independent public accountants about these critical accounting policies.

 Internal Accounting Controls

   The Committee shall consult with management and the independent public accountants regarding the adequacy of internal accounting controls. This consultation should be conducted out of management's presence, where appropriate.

 Business Risk Management

   The Committee shall oversee and improve the business risk management process, which is the process through which Spinnaker identifies and controls business and financial reporting risks.

 Compliance with Laws and Regulations

   The Committee shall review with management Spinnaker's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable laws and regulations. The review shall include any significant problems and regulatory concerns.

 Ethical Environment

   The Committee shall review with management the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication and enforcement of codes of conduct to guard against dishonest, unethical or illegal activities.

 Oversight of Directors and Executive Officers and Conflicts of Interest

   The Committee shall review significant conflicts of interest involving directors and executive officers. The Committee shall review compliance with Spinnaker's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets. The Committee also shall review any questionable or illegal payments.

   In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board. In the event that the Committee Chairman or the Chairman of the Board concurs that a potential or actual conflict of interest exists, an independent substitute director shall be appointed as a Committee member until the matter posing the potential or actual conflict of interest is resolved.

 Charter Amendments

   The Committee shall review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

 Communications to the Board

   The Committee shall report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee shall provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee shall keep minutes of its meetings and make such minutes available to the full Board for its review.

 Communications to Stockholders

   The Committee shall report to stockholders in Spinnaker's proxy statement for its annual meeting the information required by law.

 Other Authority

   The Committee is authorized to confer with Spinnaker management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice. The Committee will perform such other functions as are authorized for this Committee by the Board.

Composition and Membership Requirements

   The Board shall appoint not less than three independent directors to the Committee. "Independent director" means a person other than an officer or employee of Spinnaker or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise or any other comparable experience or background that results in the individual's financial sophistication. The Committee will self-assess the financial literacy and other skills of Committee members against those skills that are needed to fulfill the Committee's roles and responsibilities on an annual basis. The Committee will solicit feedback on the skill requirements and skill gaps of the Committee and assess the contribution and performance of individual Committee members from the Board, management and independent public accountants. The Committee shall continually monitor membership requirements.

Quorum and Committee Meetings

   A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall, at a minimum, meet quarterly. Additional meetings shall be scheduled at the discretion of the Chairman. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

                         SPINNAKER EXPLORATION COMPANY

             Proxy for Annual Meeting of Stockholders--May 7, 2002

 This Proxy is Solicited on Behalf of the Spinnaker Exploration Company Board
                                 of Directors

The undersigned hereby appoints Roger L. Jarvis, Robert M. Snell and Jeffrey
C. Zaruba, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Spinnaker Exploration Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Spinnaker Exploration Company to be held in Houston, Texas, on Tuesday, May 7, 2002 at 9:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE, NO BOXES NEED TO BE CHECKED.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
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                                             SPINNAKER EXPLORATION COMPANY
                               PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY



1. ELECTION OF DIRECTORS                            For    Withheld  For all       Nominee Exception(s)
   1) Roger L. Jarvis, 2) Sheldon R. Erikson,       All      All      Except      ---------------------
   3) Jeffrey A. Harris, 4) Michael E. McMahon,     [ ]      [ ]       [ ]        ---------------------
   5) Howard H. Newman, 6) Michael G. Morris
   and 7) Michael E. Wiley

2. TO RATIFY SELECTION OF INDEPENDENT               For     Against   Abstain
   PUBLIC ACCOUNTANTS                               [ ]      [ ]       [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
                                                                                         NOTE: Please sign as name appears hereon.
                                                                                         Joint owners should each sign. When
                                                                                         signing as attorney,executor,
                                                                                         administrator,trustee or guardian, please
                                                                                         give full title as such.
                                                                                         Signature ___________________ Date:______
                                                                                         Signature ___________________ Date:______
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